UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report  (Date of earliest event reported):          January 19, 2011

AVANTAIR, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-51115	20-1635240
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4311 General Howard Drive, Clearwater, Florida 33762

(Address of Principal Executive Offices)

Registrant's telephone number, including area code                        (727) 539-0071

N/A

  (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

At the Annual Meeting of Stockholders of Avantair, Inc. (the “Company”) held on January 19, 2011, the Company's stockholders approved an amendment to the Company's 2006 Long-Term Incentive Plan (the “Plan”) to increase the shares available for awards granted thereunder by 2.0 million shares. In addition, the Company has made certain other amendments to the Plan that did not require the approval of the Company’s stockholders.  Accordingly, effective January 19, 2011, the Plan was amended as follows:

(i)	to increase the shares available for awards granted thereunder by 2.0 million shares to 3.5 million shares.

(ii)
to provide that the committee of the Board established to administer the Plan may not, without the approval of the Company’s stockholders, (i) amend or modify any award granted under the Plan to reduce the exercise price of any stock option or stock appreciation right, (ii) cancel any outstanding stock option or stock appreciation right and replace it with a new stock option or stock appreciation right, another award or cash or (iii) take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the shares of the Company’s common stock are listed or quoted;

(iii)
to provide that, in the case of performance units and other performance-based awards, the performance period with respect to which the achievement of performance goals shall be measured shall be no less than one year; and

(iv)
to provide that, unless otherwise provided in an award agreement, stock options, stock appreciation rights and restricted share and/or restricted stock unit awards will vest over a three-year period following the date of grant.

In addition, the Company has made certain other immaterial and administrative amendments.  The foregoing summary of the amendments is qualified in its entirety by reference to the full text of the amended and restated Plan, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting on January 19, 2011.  At the Annual Meeting, management Proposals 1, 2, 3 and 4 were approved. The proposals below are described in detail in the Company’s definitive proxy statement dated December 17, 2010 for the Annual Meeting. Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present.

The results are as follows:

Proposal 1

The individuals listed below were elected at the Annual Meeting to serve a one-year term on the Board.  The individuals were elected by the vote of a plurality of the votes cast at the meeting.  Any shares not voted (whether by abstention, broker non-vote or otherwise) were not counted as votes casted and had no effect on the vote, although the votes were counted for purposes of determining whether there was a quorum. .

	For	Authority Withheld	Broker Non-Vote
Barry J. Gordon	15,945,875	265,058	6,938,523
Arthur H. Goldberg	16,175,130	35,803	6,938,523
Steven Santo	16,165,025	45,908	6,938,523
Stephanie A. Cuskley	15,950,867	260,066	6,938,523
A. Clinton Allen	16,070,930	140,003	6,938,523
Robert Lepofsky	16,140,130	70,803	6,938,523
Richard B. DeWolfe	16,072,930	35,803	6,938,523
Lorne Weil	16,169,338	41,595	6,938,523

Proposal 2

The management proposal to ratify the appointment of J.H. Cohn LLP as the Company’s independent registered public accounting firm for fiscal year 2011, as described in the proxy materials. This proposal to ratify the selection of J.H. Cohn LLP was approved by receiving the affirmative vote of a majority of shares present, in person or by proxy, and entitled to vote on the matter.  Any shares present but not voted (whether by abstention, broker non-vote or otherwise) had the same effect as a vote “Against” the proposal.  This proposal was approved with approximately 86.5% of the shares present or represented and voting at the Annual Meeting voting for the proposal and approximately 0.6% of the shares voting against the proposal.

For	Against	Abstained	Broker Non-Vote
22,908,922	160,900	79,634	—

Proposal 3

The proposal to amend the Company’s. 2006 Long-Term Incentive Plan to increase the shares available for awards granted thereunder by 2.0 million shares (calculated on a pre-reverse split basis), as described in the proxy materials.  This proposal to amend the Company’s 2006 Long-Term Incentive Plan was approved as it received the affirmative vote of a majority of shares present, in person or by proxy, and entitled to vote on the matter.  Any shares present but not voted (whether by abstention, broker non-vote or otherwise) had the same effect as a vote “Against” the proposal.  This proposal was approved with approximately 54.1% of the shares present or represented and voting at the Annual Meeting voting for the proposal and approximately 2.6% of the shares voting against the proposal.

For	Against	Abstained	Broker Non-Vote
14,334,981	690,294	1,185,658	6,938,523

Proposal 4

The proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as described in the proxy materials, to authorize the Board of Directors, at its discretion to, until the next Annual Meeting of Stockholders, (a) effect a reverse stock split of the Company’s common stock at a reverse split ratio of between 1-for-2 and 1-for-5, which ratio will be selected at the discretion of the Board of Directors, and (b) decrease the number of authorized shares of the Company’s common stock on a basis proportional to the reverse split ratio approved by the Board of Directors.  This proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation was approved as it received the affirmative vote of a majority of shares entitled to vote on the matter.  Any shares not voted (whether by abstention, broker non-vote or otherwise) had the same effect as a vote “Against” the proposal.  This proposal was approved with approximately 81.9% of the shares present or represented and voting at the Annual Meeting voting for the proposal and approximately 5.5% of the shares voting against the proposal.

For	Against	Abstained	Broker Non-Vote
21,694,890	1,454,401	165	—

Item 9.01 Financial Statements and Exhibits

(d)	EXHIBITS.

10.1	2006 Long-Term Incentive Plan, as amended and restated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AVANTAIR, INC.

Date: January 20, 2011	By:	/s/ Allison Roberto
Allison Roberto

General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit
10.1	2006 Long-Term Incentive Plan, as amended and restated